EXHIBIT 10.11

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND WHERE THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

                           CTI INDUSTRIES CORPORATION
                          9% UNSECURED PROMISSORY NOTE

$680,000                                                       February 15, 2003
                                                            Barrington, Illinois

      FOR VALUE RECEIVED, the undersigned, CTI Industries Corporation, an Illinois corporation (the "Payor"), having its executive offices and principal place of business at 22160 N. Pepper Road, Barrington, Illinois 60010, hereby promises to pay to John H. Schwan (the "Payee"), having an address at 27 Watergate, South Barrington, Illinois 60010, at the Payee's address set forth hereinabove or, at such other place as the Payee shall hereafter specify in writing, the principal sum of Six Hundred Eighty Thousand Dollars ($680,000) in legal tender of the United States of America, in the amount and on the dates hereinafter set forth.

      1. Interest and Payment

            1.1 Unpaid principal and interest due under this Promissory Note shall be payable in full by Payor or any successor holder of this Promissory Note on February 15, 2005 (the "Maturity Date").

            1.2 The unpaid principal amount hereof outstanding from time to time shall bear simple interest from the date hereof at the rate of 9% per annum until the first to occur of the Maturity Date or the date on which the entire principal balance hereof shall have been paid.

            1.3 Interest shall accrue and be payable on a calendar quarterly basis during such time as any portion of the principal amount of this Promissory Note shall be outstanding. Payments of interest shall be due and payable one calendar quarter in arrears, on or before the fifth day of each calendar month immediately following the expiration of any calendar quarter during which any portion of the principal amount of this Promissory Note shall be outstanding.

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            1.4 If payment of the principal amount hereof and interest accrued thereon is not made on or before the Maturity Date, interest shall thereafter accrue and be payable at an interest rate equal to the lesser of (i) 15% or (ii) the maximum rate permitted under applicable law.

            1.5 Payor shall be entitled to prepay all or any portion of the principal of this Promissory Note at any time and from time to time, without penalty, provided, however, that any such payment on this Promissory Note shall be first credited against any accrued and unpaid interest hereunder.

      2. Replacement of Promissory Note.

            2.1. In case this Promissory Note is mutilated, destroyed, lost or stolen, Payor shall, at its sole expense, execute, register and deliver, a new Promissory Note in exchange and substitution for this Promissory Note, if mutilated, or in lieu of and substitution for this Promissory Note, if destroyed, lost or stolen. In the case of destruction, loss or theft, Payee shall furnish to Payor indemnity reasonably satisfactory to Payor, and in any such case, and in the case of mutilation, Payee shall also furnish to Payor evidence to its reasonable satisfaction of the mutilation, destruction, loss or theft of this Promissory Note and of the ownership thereof. Any replacement Promissory Note so issued shall be in the same outstanding principal amount as this Promissory Note and dated the date to which interest shall have been paid on this Promissory Note, or if no interest shall have yet been paid, dated the date of this Promissory Note.

            2.2. Every Note issued pursuant to the provisions of Section 2.1 hereof in substitution for this Promissory Note shall constitute an additional contractual obligation of Payor, whether or not Promissory Note shall be found at any time, or be enforceable by anyone.

      3. Events of Default. If any of the following conditions, events or acts shall occur, this Promissory Note shall become immediately due and payable:

            3.1. The dissolution of Payor or any vote in favor thereof by the Board of Directors and stockholders of Payor; or

            3.2. Payor's insolvency, assignment for the benefit of creditors, application for or appointment of a receiver, filing of a voluntary or involuntary petition under any provision of the Federal Bankruptcy Code or amendments thereto or any other federal or state statute affording relief to debtors; or there shall be commenced against Payor any such proceeding or filed against Payor any such application or petition which proceeding, application or petition is not dismissed or withdrawn within sixty (60) days of commencement or filing as the case may be; or

            3.3. The failure by Payor to make any payment of any amount of principal on, or accrued interest under, this Promissory Note as and when the same shall become due and payable; or


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            3.4. The sale by Payor of all or substantially all of its assets
      (other than the sale of inventory in the ordinary course of business), or the merger or consolidation by Payor with or into another corporation, except for mergers or consolidations where Payor is the surviving entity or where the surviving entity expressly accepts and assumes all of the obligations of Payor under this Promissory Note; or

            3.5. The commencement of a proceeding to foreclose the security interest or lien in any property or assets to satisfy the security interest or lien therein of any secured creditor of Payor whose debt is in excess of $100,000; or

            3.6. The entry of a final judgment for the payment of money in excess of $100,000 by a court of competent jurisdiction against Payor, which judgment Payor shall not discharge (or provide for such discharge) in accordance with its terms within sixty (60) days of the date of entry thereof, or procure a stay of execution thereof within sixty (60) days from the date of entry thereof and, within such sixty (60) day period, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            3.7. Any attachment or levy, or the issuance of any note of eviction against the assets or properties of Payor involving an amount in excess of $100,000 which attachment, levy or issuance is not dismissed, bonded, or otherwise terminated within sixty (60) days of the effectiveness of such attachment, levy or issuance; or

            3.8 The default in the due observance or performance of any material covenant, condition or agreement on the part of Payor to be observed or performed pursuant to the terms of this Promissory Note and such default shall continue uncured for ten (10) days after written notice thereof, specifying such default, shall have been given to the Payor by the holder of said Promissory Note; then, in any such event and at any time thereafter (and, in the case of an event described in Subsection 3.5 or a default in payment of accrued interest and/or principal as described in Subsection 3.3, upon ten (10) days written notice), while such event is continuing, Payee shall have the right to declare an event of default hereunder ("Event of Default"), provided that upon the occurrence of an event described in Subsections 3.1 or 3.2 such event shall be deemed to be an Event of Default hereunder whether or not the Payee makes such a declaration (an "Automatic Default"), and the indebtedness evidenced by this Promissory Note shall immediately upon such declaration or Automatic Default become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, notwithstanding anything contained herein to the contrary.

      4. If any one or more defaults shall occur and be continuing, Payee may proceed to protect and enforce such Payee's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Promissory Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Promissory Note or in any agreement or document referred to herein, or proceed to enforce the payment of this Promissory Note or to enforce any other legal or equitable right of Payee of this Promissory Note. No right or remedy herein or in any other agreement or instrument conferred upon the holder of this Promissory Note is intended to be exclusive of any other right or remedy, and


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each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

      5. Unconditional Obligation; Fees; Waivers; Other.

            5.1. The obligations to make the payments provided for in this Promissory Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever.

            5.2. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Promissory Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

            5.3. This Promissory Note may not be modified except by a writing duly executed by Payor and Payee.

            5.4. Payor hereby expressly waives demand and presentment for payment, notice of payment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect amounts called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to owing herein, regardless of and without notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

            5.5. Payor shall bear all of its expenses, including attorneys' fees incurred in connection with the preparation of this Promissory Note.

      6. Restrictions on Transfer. By its acceptance of this Promissory Note, Payee acknowledges that this Promissory Note has not been registered under the securities laws of the United States of America or any state thereof and Payee represents that this Promissory Note has been acquired for investment and no interest in this Promissory Note may be offered for sale, sold, delivered after sale, transferred, pledged, or hypothecated in the absence of registration and qualification of this Promissory Note under applicable federal and state securities laws or an opinion of counsel reasonably satisfactory to Payor that such registration and qualification are not required. In addition, this Promissory Note may only be transferred to a person deemed to be an "accredited investor" as such term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

      7. Miscellaneous.

            7.1. The headings of the various paragraphs of this Promissory Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Promissory Note.

            7.2. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, delivered by Federal


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      Express or other national overnight courier, three days after mailing if sent by registered or certified mail, return receipt requested, postage prepaid, or on the date of delivery if delivered by telecopy, receipt confirmed, provided that a confirmation copy is sent on the next business day by registered or certified mail, return receipt requested and postage prepaid, to the address of the intended recipient set forth in the preamble to this Promissory Note or at such other address as the intended recipient shall have hereafter given to the other party hereto pursuant to the provisions hereof.

            7.3. This Promissory Note and the obligations of Payor and the rights of Payee shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of laws rules or principles, with respect to contracts made and to be fully performed therein.

            7.4. Any legal suit, action or proceeding arising out of or relating to this Promissory Note will be instituted exclusively in the Circuit Court of Cook County, Illinois, or in the United States District Court for the Northern District of Illinois, each and any of which shall apply Illinois law without reference to its conflicts of laws principles or rules. Payor and Payee (by accepting this Promissory Note) each waives any objection which Payor or Payee may have now or hereafter to the venue of any such suit, action or proceeding, and irrevocably consents to the jurisdiction of the Illinois Circuit Courts, County of Cook and the United States District Court for the Northern District of Illinois in any such suit, action or proceeding. Payor and Payee (by accepting this Promissory
      Note) each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Illinois Circuit Courts, County of Cook or in the United States District Court for the Northern District of Illinois.

            7.5. This Promissory Note shall bind Payor and its successors and assigns.

                                        CTI INDUSTRIES CORPORATION


                                    By:     /s/ Howard W. Schwan
                                        ---------------------------------------
                                        Howard W. Schwan, President

ATTEST:


    /s/ Stephen M. Merrick
-------------------------------------
Stephen M. Merrick, Secretary


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